                                                                      EXHIBIT 99

[PSEG Investor News LOGO]                                               NYSE:PEG

For further information, contact:

     o    Brian Smith, Director, Investor Relations          Phone: 973-430-6564

     o    Sue Carson, Director, Financial Communications     Phone: 973-430-6565

     o    Greg McLaughlin, Sr. Investor Relations Analyst    Phone: 973-430-6568

--------------------------------------------------------------------------------

                                                                January 30, 2004

                          PSEG ANNOUNCES 2003 RESULTS:
                   $3.72 PER SHARE FROM CONTINUING OPERATIONS

             Reflecting Solid Performance in a Year of Uncertainty,
                        Earnings Are Well Within Guidance
                   As Fourth Quarter Yields 69 Cents Per Share

                  Company Reiterates Initial 2004 EPS Guidance
             Of $3.60 to $3.80 Per Share from Continuing Operations

     Public Service Enterprise Group (PSEG) announced today (January 27, 2004) that earnings from continuing operations for the year 2003 were a record $852 million or $3.72 per share of common stock, based on 229 million average shares outstanding. These results exclude a gain of $370 million or $1.62 per share associated with the adoption of a new accounting standard for fossil and nuclear decommissioning and also exclude losses totaling $56 million or 25 cents per share related to discontinued operations at PSEG Energy Holdings and to an extraordinary item related to the finalization of Public Service Electric and Gas Company's (PSE&G) electric base rate case. Including these items, PSEG's net income for 2003 was $1.166 billion or $5.09 per share of common stock.

     PSEG also announced today that earnings from continuing operations for the fourth quarter of 2003 were $164 million or 69 cents per share, based on 236 million average shares outstanding. These results exclude a loss of $19 million or 8 cents per share associated with the discontinued operations at a generating facility in Rades,Tunisia in which PSEG Global, a subsidiary of Energy Holdings, had invested. Including this charge, PSEG's net income for the fourth quarter was $145 million or 61 cents per share of common stock.

     Attachments to this release provide a summary of 2003 and 2002 results and details of the quarterly and annual results for PSEG and its principal subsidiaries - PSE&G, PSEG Power and PSEG Energy Holdings.

     The results reflect the restatement of prior period financial statements to correct foreign currency translation impacts of Energy Holdings' equity method investment in RGE, a distribution company in Brazil and other minor items. The restatement reduced equity at December 31, 2002 by approximately $100 million, which includes a negative impact of about four cents per share on 2002 results and about three cents per share on 2001 results. These corrections will be addressed in more detail in the 2003 10-K filing.

     "Despite the effects of Hurricane Isabel and other storms, our business segments made generally solid contributions in 2003 that enabled PSEG to produce record results," said E. James Ferland, chairman and chief executive officer. "Our earnings of $852 million from ongoing operations, which were about 10% higher than comparable 2002 earnings, clearly reflected our fundamental strengths."

     While total earnings were considerably higher, Ferland explained that the issuance of additional common stock in both 2002 and 2003 resulted in generally comparable earnings per share. "However, the additional equity on the balance sheet helped substantially in our efforts to improve our credit profile," he said.

     "We also appreciate that the financial marketplace recognized our efforts during a year of uncertainty for the utility sector," Ferland said. "PSEG's total return for 2003 - a combination of stock price appreciation and dividend - was about 44%, placing us among the top performers for the year."

     Ferland said improving shareholder value remains a key strategic focus for PSEG. On January 20, the company's board of directors raised the company's common stock dividend from 54 to 55 cents per share for the first quarter of 2004. This quarterly increase reflects an indicated annual dividend rate of $2.20 per share. PSEG has paid annual dividends on an uninterrupted basis since 1907, Ferland noted.

     "Based on our long-range business outlook and the improved tax treatment afforded dividends by the 2003 Tax Reform Act, we felt the time was right to increase the dividend," Ferland said. "Our objective is to continue modest increases in future years provided we achieve our financial expectations."

     In discussing 2003 results, Ferland said a major driver was a $160 million annual electric rate increase authorized by the Board of Public Utilities. "The increase, which was the first in more than a decade, returned PSE&G's electric earnings to a reasonable level and, more importantly, marked the conclusion of a very successful restructuring of the electric industry in New Jersey," Ferland said.

     Two other key factors for the year involved PSEG Power, Ferland said. "Power benefited from its successful participation in New Jersey's second basic generation service (BGS) auction and also from a full year's ownership of generating facilities in Connecticut, " he said. "Unfortunately, these benefits were offset by increased costs, due in part to the effects of Hurricane Isabel and other storms, which caused brief shutdowns of Power's nuclear facilities."

     Ferland said PSEG's 2003 performance reflected overall reliable and safe operations. "Power's nuclear plants had an aggregate capacity factor of 88%. This was lower than anticipated in part because of the severe storms. Expected performance in 2004 should bring the nuclear capacity factor into the 90% range assuming normal conditions. PSEG Global's domestic and international operations also performed well in 2003."

     Ferland said the company remained focused on balance sheet improvement in 2003. "We started the year with a debt ratio, as defined by our parent lenders, of 61% and an objective to reduce it below 59%," Ferland said. "At year end, our debt ratio had declined to 57%."

     He said PSEG's total equity increased by about $1.6 billion to approximately $5.5 billion in 2003. This included about $670 million of retained earnings and $439 million of common stock issued through a public offering in October and through the dividend reinvestment plan during the year. The remainder represented an increase in Other Comprehensive Income (OCI) due primarily to the effects of pension fund and foreign currency improvements. A combination of pension fund earnings of almost 25% for the year and ongoing contributions to the pension fund by the company resulted in the elimination of a $292 million charge to equity that was recorded at the end of 2002.

     In looking ahead, Ferland said the company is reiterating its initial 2004 EPS guidance of $3.60 to $3.80 per share from continuing operations. He said actual results for the year would depend on, among other factors, the outcome of the BPU's third BGS auction, scheduled to be held in early February. He added that this year's results could also be impacted by the outcome of similar auctions in other states in which Power, as a wholesale energy provider, may choose to participate.

     "Future earnings performance beyond this year will also depend on many factors, particularly improvement in PJM generation capacity prices, which are currently at historic lows," Ferland said.

                            FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries' future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop domestic and international power projects; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

                                                                    Attachment 1

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                December 31, 2003
                                   (Unaudited)

                                                                    Fourth Quarter         Year Ended
                                                                --------------------   -----------------
                                                                            2002                  2002
                                                                         As Restated           As Restated
                                                                 2003       (Note 3)    2003    (Note 3)
                                                                ------   -----------   ------  ----------
            Earnings Results (in Millions)

Income from Ongoing Operations
PSE&G                                                           $   54     $   72      $  243    $  201
PSEG Power                                                          78        144         474       468
PSEG Energy Holdings
   PSEG Global*                                                     23         (3)        104        54
   PSEG Resources                                                   17         48          66        78
   PSEG Energy Holdings                                             (1)        (3)         (4)       (7)
                                                                ------     ------      ------    ------
Total PSEG Energy Holdings*                                         39         42         166       125
                                                                ------     ------      ------    ------
PSEG                                                                (7)        (7)        (31)      (21)
                                                                ------     ------      ------    ------
Income from Ongoing Operations*                                 $  164     $  251      $  852    $  773
                                                                ======     ======      ======    ======
Write-down of Argentine Investments, net of tax                     --          5          --      (329)
Operating Income / (Loss) from Argentina, net of tax                --         --          --       (39)
                                                                ======     ======      ======    ======
Income from Continuing Operations                               $  164     $  256      $  852    $  405
                                                                ======     ======      ======    ======
Extraordinary Item                                                  --         --         (18)       --
Loss from Discontinued Operations, including Loss on Disposal      (19)       (10)        (38)      (49)
Cumulative Effect of a Change in Accounting Principle               --         --         370      (121)
                                                                ======     ======      ======    ======
PSEG Net Income                                                 $  145     $  246      $1,166    $  235
                                                                ======     ======      ======    ======

Fully Diluted Average Shares Outstanding (in Millions)             236        216         229       209
                                                                ======     ======      ======    ======

             Per Share Results (Diluted)

Income from Ongoing Operations
PSE&G                                                           $ 0.23     $ 0.34      $ 1.06    $ 0.96
PSEG Power                                                        0.33       0.66        2.07      2.24
PSEG Energy Holdings
   PSEG Global*                                                   0.10      (0.01)       0.46      0.26
   PSEG Resources                                                 0.07       0.22        0.29      0.38
   PSEG Energy Holdings                                          (0.01)     (0.01)      (0.02)    (0.04)
                                                                ------     ------      ------    ------
Total PSEG Energy Holdings*                                       0.16       0.20        0.73      0.60
                                                                ------     ------      ------    ------
PSEG                                                             (0.03)     (0.03)      (0.14)    (0.10)
                                                                ------     ------      ------    ------
Income from Ongoing Operations*                                 $ 0.69     $ 1.17      $ 3.72    $ 3.70
                                                                ======     ======      ======    ======
Write-down of Argentine Investments, net of tax                     --       0.02          --     (1.57)
Operating Income / (Loss) from Argentina, net of tax                --         --          --     (0.19)
                                                                ======     ======      ======    ======
Income from Continuing Operations                               $ 0.69     $ 1.19      $ 3.72    $ 1.94
                                                                ======     ======      ======    ======
Extraordinary Item                                                   -         --       (0.08)       --
Loss from Discontinued Operations, including Loss on Disposal    (0.08)     (0.05)      (0.17)    (0.23)
Cumulative Effect of a Change in Accounting Principle               --         --        1.62     (0.58)
                                                                ======     ======      ======    ======
PSEG Net Income                                                 $ 0.61     $ 1.14      $ 5.09    $ 1.13
                                                                ======     ======      ======    ======

* 2002 amounts exclude write-downs and/or operating income/(losses) relating to Argentine investments totaling $5 million or $0.02 per share and ($368) million or ($1.76) per share for the quarter and year to date periods ended December 31, 2002, respectively.

Note 1:
Income from Ongoing and Continuing Operations includes preferred stock dividends relating to PSE&G of $1 million and $4 million, Global of $4 million and $17 million and Resources of $2 million and $6 million for the quarters and years ended December 31, 2003 and 2002, respectively.

Note 2:
Basic Earnings per Share from Continuing Operations were $0.70 and $3.73 for the quarter and year ended December 31, 2003. Basic Earnings per Share for Net Income was $5.11 for the year ended December 31, 2003. There was no dilutive effect to Earnings per Share in 2002.

Note 3:
2002 results reflect the restatement to correct foreign currency translation impacts of Energy Holdings' equity method investment in RGE, a distribution company in Brazil, and other minor items. The total impact of the restatement for 2002 resulted in a reduction of Global's net income of approximately $0.04 per share.

                                                                    Attachment 2

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                  For the Three Months Ending December 31, 2003
                                  2003 vs. 2002
                                   (unaudited)

PSEG 4th Quarter 2002 Net Income (as restated)*                                                $ 1.14
                                                                                               ------
   Loss from Discontinued Operations (ET and Global's investments
      in Tanir Bavi and Rades) (as restated)                                                     0.05
   Income from Operations of Impaired Assets (Argentina)                                        (0.02)
                                                                                               ------
PSEG 4th Quarter 2002 Income from Ongoing Operations (as restated)*:                           $ 1.17
                                                                                               ------

PSE&G                                                                                            B/(W)
   4th Quarter 2002                                                                   $ 0.34
                                                                                      ------
   Improved Margins (new electric base rates, weather, $(0.04), and other)              0.03
   Increased O&M and Other costs (higher pension, medical, bad debts (gas))            (0.12)
   Additional Shares Outstanding (2002 and 2003 Issuance, DRIP)                        (0.02)
                                                                                      ------
   4th Quarter 2003                                                                   $ 0.23   $(0.11)
                                                                                      ------

PSEG Power

   4th Quarter 2002                                                                   $ 0.66
                                                                                      ------
   Lower operating margins mainly due to seasonality of new BGS contracts and increased nuclear outages, partially offset by
      the Connecticut acquisition and the ODEC contract resolution                     (0.21)
   Increased O&M and Other costs (Connecticut plants, higher pension,
      restructuring and other operational costs)                                       (0.17)
   Interest, Dividends and Realized gains from NDT Fund                                 0.07
   Additional Shares Outstanding (2002 and 2003 Issuance, DRIP)                        (0.02)
                                                                                      ------
   4th Quarter 2003                                                                   $ 0.33   $(0.33)
                                                                                      ------

PSEG Energy Holdings
   4th Quarter 2002  (as restated)*                                                   $ 0.20
                                                                                      ------
   Global
   Improved Earnings from Operations (SAESA, Prisma, TIE
      partially offset by GWF)                                                          0.11

   Resources
   Impact of 2002 change in corporate structure                               (0.10)
   Operations (lower earnings from leveraged lease porfolio)                  (0.05)   (0.15)
                                                                              -----
   Holdings                                                                               --
                                                                                      ------
   4th Quarter 2003                                                                   $ 0.16   $(0.04)
                                                                                      ------
Public Service Enterprise Group
   4th Quarter 2002                                                                   $(0.03)
                                                                                      ------
   4th Quarter 2003                                                                   $(0.03)  $   --
                                                                                      ------

PSEG 4th Quarter 2003 Income from Ongoing Operations                                           $ 0.69
                                                                                               ------
   Loss from Discontinued Operations (ET and Global's investment in Rades)                      (0.08)
PSEG 4th Quarter 2003 Net Income                                                               $ 0.61
                                                                                               ------


       * See Attachment 1, Note 3 for further details regarding the 2002 restatement.

                                                                    Attachment 3

                             PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                                For the Year Ending December 31, 2003
                                             2003 vs. 2002
                                             (unaudited)

PSEG 2002 Net Income  (as restated)*                                                             $ 1.13
                                                                                                 ------
   Cumulative Effect of a Change in Accounting Principle
      (Goodwill at ET and Global's investments)                                                    0.58
   Loss from Discontinued Operations (ET and Global's investments in Tanir
      Bavi and Rades)- (as restated)                                                               0.23
PSEG 2002 Income from Continuing Operations (as restated)*                                         1.94
                                                                                                 ------
      Loss from Operations of Impaired Assets (Argentina)(as restated)*                            1.76
PSEG 2002 Income from Ongoing Operations (as restated)*:                                         $ 3.70
                                                                                                 ------

PSE&G                                                                                             B/(W)
   Year Ended December 31, 2002                                                         $ 0.96
                                                                                        ------
   Improved Margins (new electric base rates, weather, $0.14, and other)                  0.38
   Increased O&M and Other costs (higher pension, medical, bad debts (gas),
      storm-related costs and other)                                                     (0.24)
   Lower Interest Costs                                                                   0.05
   Additional Shares Outstanding (2002 and 2003 Issuance, DRIP)                          (0.09)
   Year Ended December 31, 2003                                                         $ 1.06   $ 0.10
                                                                                        ------

PSEG Power
   Year Ended December 31, 2002                                                         $ 2.24
                                                                                        ------
   Margins:
      Improved operating margins from the acquisition of Connecticut plants, a full period of BGSS margins, margins associated with ODEC
         contract rates and strong results from trading                          0.25

      Storm-related replacement power costs at Nuclear                          (0.07)
                                                                                -----
         Net Improved Margins                                                             0.18
   Increased O&M and Other costs (Connecticut plants, higher pension,
      restructuring and other operational costs)                                         (0.37)
      Interest, Dividends and Realized gains from NDT Fund                                0.17
      Additional Shares Outstanding (2002 and 2003 Issuance, DRIP)                       (0.15)
      Year Ended December 31, 2003                                                      $ 2.07   $(0.17)
                                                                                        ------

PSEG Energy Holdings
      Year Ended December 31, 2002 (as restated)*                                       $ 0.60
                                                                                        ------
      Global
      Improved earnings from operations- (TIE, SAESA and Prisma)                 0.17
      Currency transactions related to RGE                                       0.05
      Additional Shares Outstanding (2002 and 2003 Issuance, DRIP)              (0.02)    0.20
                                                                                -----

      Resources
      KKR Performance                                                            0.09
      Impact of 2002 change in corporate structure                              (0.10)
      Operations (lower earnings from leveraged lease porfolio)                 (0.06)
      Additional Shares Outstanding (2002 and 2003 Issuance, DRIP)              (0.02)   (0.09)
                                                                                -----

      Holdings                                                                            0.02
      Year Ended December 31, 2003                                                      $ 0.73   $ 0.13
                                                                                        ------

Public Service Enterprise Group
      Year Ended December 31, 2002                                                      $(0.10)
      Increased financing costs                                                          (0.04)
      Year Ended December 31, 2003                                                      $(0.14)  $(0.04)
                                                                                        ------
PSEG 2003 Income from Ongoing Operations                                                         $ 3.72
                                                                                                 ------
      Loss from Discontinued Operations (ET and Global's investment in Rades)                     (0.17)
      Extraordinary Item (PSE&G - electric rate case)                                             (0.08)
      Cumulative Effect of a Change in Accounting Principle
         (Asset Retirement Obligation at Power)                                                    1.62
                                                                                                 ------
PSEG 2003 Net Income                                                                             $ 5.09
                                                                                                 ------

       * See Attachment 1, Note 3 for further details regarding the 2002 restatement.

                                                                    Attachment 4

                          PUBLIC SERVICE ELECTRIC & GAS

                       Electric and Gas Sales to Customers

                                  December 2003

                                 Electric Sales
                            Millions of Kilowatthours

                  Three      Change vs      Twelve      Change vs
              Months Ended      2002     Months Ended      2002
              ------------   ---------   ------------   ---------
Residential       2,854        -2.0%        12,801        -0.5%
Commercial        5,493         4.5%        22,280         2.4%
Industrial        1,564        -3.6%         6,622        -2.4%

Total                           1.2%                       0.7%

                            Gas Sold and Transported
                               Millions of Therms

                                   Three      Change vs      Twelve      Change vs
                               Months Ended      2002     Months Ended      2002
                               ------------   ---------   ------------   ---------
Residential Sales                   462          -7.1%       1,542          14.2%
Commercial - Firm Sales             173          -9.6%         613          13.7%
Commercial - Interr. & Cogen         12         -16.7%          47         -18.0%
Industrial - Firm Sales              16         -17.3%          57           4.8%
Industrial - Interr. & Cogen        120         -16.6%         510          -4.6%

Total                                            -9.6%                       9.2%

Gas Transported                     300          -9.4%       1,345          12.6%